Exhibit 99.1

American Battery Technology Company Announces Bulk Commercial Transaction for Purchase of Recycled Black Mass Material by Domestic Strategic Customer

●	American Battery Technology Company achieves major commercial milestone for its internally-developed, first-of-kind, commercial-scale battery recycling facility by entering into a binding purchase agreement for accumulated volume of its recycled black mass material to a domestic strategic customer

●	Ensuring recycled black mass feeds the North American circular battery metals supply chain, as opposed to being sold to the Asian refining market, ABTC strategically shifts to direct sale of its products, as opposed to working indirectly through marketing agents

●	Black mass material recycled from lithium-ion batteries contains metals such as lithium, nickel, and cobalt that can be used in the manufacturing of new lithium-ion batteries needed to power consumer electronics, stationary grid storage systems, and electric vehicles

Reno, Nev., July 10, 2024 — American Battery Technology Company (NASDAQ: ABAT), an integrated critical battery materials company that is commercializing its technologies for both primary battery minerals manufacturing and secondary minerals lithium-ion battery recycling, achieved a major commercial milestone by entering into a direct binding agreement for the purchase of its accumulated recycled black mass material by a domestic strategic customer from its first-of-kind lithium-ion battery recycling facility.

American Battery Technology Company (ABTC) began operations of its commercial lithium-ion battery recycling plant in October 2023. The ABTC recycling facility utilizes its first-of-kind integrated set of recycling processes based on a strategic de-manufacturing approach that utilizes a deconstruction process combined with a targeted selective hydrometallurgical process. This system is agnostic to feedstock form factors and can process lithium-ion batteries and manufacturing scrap of a variety of sizes and shapes, and with a wide range of internal chemistries. The first phase of the recycling process produces recycled products that include copper, aluminum, steel, a lithium intermediate, and a black mass intermediate material, and the integrated second phase further refines these materials into battery grade nickel sulfate, cobalt sulfate, manganese sulfate, and lithium hydroxide. The second phase of this integrated recycling system is currently being implemented.

The company previously considered marketing its black mass intermediate material throughout the world, but the company’s strategic priority is to sell its recycled products domestically to ensure these products facilitate the establishment of a North American closed-loop circular battery metals supply chain.

“We are proud to have manufactured bulk quantities of high nickel and cobalt content recycled black mass material at our commercial-scale, lithium-ion battery recycling facility,” stated ABTC CEO Ryan Melsert. “In accordance with our corporate principles, we strongly prefer to sell our recycled materials into the North American battery supply chain in order to facilitate the establishment of closed-loop domestic operations, as opposed to exporting these critical minerals abroad. We also are proud to have established strong relationships with domestic customers, that allow us to sell these recycled products directly as opposed to indirectly through brokers.”

Bringing first-of-kind technologies to market, ABTC’s battery recycling and primary battery metals commercialization efforts support the buildout of a domestically-sourced battery metals circular supply chain.

About American Battery Technology Company

American Battery Technology Company (ABTC), headquartered in Reno, Nevada, has pioneered first-of-kind technologies to unlock domestically manufactured and recycled battery metals critically needed to help meet the significant demand from the electric vehicle, stationary storage, and consumer electronics industries. Committed to a circular supply chain for battery metals, ABTC works to continually innovate and master new battery metals technologies that power a global transition to electrification and the future of sustainable energy.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, are “forward-looking statements.” Although the American Battery Technology Company’s (the “Company”) management believes that such forward-looking statements are reasonable, it cannot guarantee that such expectations are, or will be, correct. These forward-looking statements involve a number of risks and uncertainties, which could cause the Company’s future results to differ materially from those anticipated. Potential risks and uncertainties include, among others, risks and uncertainties related to the Company’s ability to continue as a going concern; general economic conditions and conditions affecting the industries in which the Company operates; the uncertainty of regulatory requirements and approvals; fluctuating mineral and commodity prices. Additional information regarding the factors that may cause actual results to differ materially from these forward-looking statements is available in the Company’s filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the year ended June 30, 2023. The Company assumes no obligation to update any of the information contained or referenced in this press release.

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American Battery Technology Company

Media Contact:

Tiffiany Moehring

tmoehring@batterymetals.com

720-254-1556